Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-159556, No. 333-194423, No. 333-194429, No. 333-202327, No. 333-209620, No. 333-216762, No. 333-224002, and No 333-230293) on Form S-8 and Registration Statement (No. 333-197259 and No. 333-224952) on Form S-3 of Aemetis, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements of Aemetis, Inc., appearing in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Des Moines, Iowa

March 10, 2022